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                                                                    EXHIBIT 10.2


                            BLAXXUN INTERACTIVE, INC.
                             STOCKHOLDERS' AGREEMENT

         This Stockholders' Agreement (hereinafter referred to as the "Stockholders' Agreement") is entered into as of September __, 1998, by and among blaxxun interactive, Inc., a Delaware corporation (the "Company"), CMG Information Services, Inc., a Delaware corporation ("CMGI"), CMG@Ventures, Inc., a Delaware corporation and wholly-owned subsidiary of CMGI ("@Ventures"), the founders of the Company set forth in Schedule I attached hereto (the "Founders") and EBIT Eigenkapital Beteiligungsgesellschaft fuer Innovative Technologieunternehmen Gesellschaft Buergerlichen Rechts, with limitation of liability ("EBIT). This Stockholders' Agreement amends and restates in its entirety the Second Amended and Restated Founders' Agreement, dated as of May 24, 1996, between the Company, CMGI, @Ventures, the Founders and EBIT, as amended to date, which agreement and all amendments thereto shall become null and void upon the execution hereof.

         WHEREAS, CMGI, @Ventures, and the Founders previously entered into a Founders' Agreement dated as of July 31, 1995 (the "Original Agreement") and a Series A Convertible Preferred Stock Purchase Agreement dated as of July 31, 1995 (the "Stock Purchase Agreement");

         WHEREAS, CMGI, @Ventures and the Founders entered into an Amended and Restated Founders' Agreement dated as of July 24, 1996 (the "Restated Agreement") to amend and restate in its entirety the Original Agreement;

         WHEREAS, EBIT purchased an aggregate of 400,000 shares of Series B Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock"), pursuant to a Series B Convertible Preferred Stock Purchase Agreement dated as of May 24, 1996 (the "EBIT Purchase Agreement");

         WHEREAS, concurrently with the EBIT Purchase Agreement, CMGI, @Ventures, the Founders and EBIT entered into a Second Amended and Restated Founders' Agreement (the "Second Restated Agreement") to amend and restate in its entirety the Restated Agreement to include EBIT as a party thereto;

         WHEREAS, CMGI, @Ventures, EBIT and the Founders entered into an Amendment No. 1, dated as of September __, 1997, to the Second Restated Agreement ("Amendment No. 1") in order to, among other things, modify the composition of the Board of Directors of the Company;

         WHEREAS, the Corporation previously entered into a certain Stock Exchange Agreement, dated as of September 13, 1995 (as amended to date) with the Founders and blaxxun interactive Aktiengesellschaft (the "AG"), whereby the Founders have the right at any time to exchange their entire equity interest in the AG for 1,976,000 shares of Common Stock of the

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Corporation, as more fully set forth in the Stock Exchange Agreement (the
"Exchange", and the occurrence of such Exchange is referred to herein as the "Exchange Event").

         WHEREAS, the Founders with the exception of Peter Graf (the "Participating Founders") have effected the Exchange in accordance with the terms of the Stock Exchange Agreement and the Restated Founders' Agreement, except that the Company and the Participating Founders have agreed to modify the terms of the Exchange so that each of the Participating Founders shall exchange his or her equity interest in the AG for that number of shares of the Company's newly authorized Series D Preferred Stock, $.01 par value per share (the "Series D Preferred") listed opposite such Participating Founders' name on Schedule I attached hereto, in lieu of exchanging his or her equity interest in the AG for shares of the Company's Common Stock, as previously contemplated;

         WHEREAS, the Company, CMGI, @Ventures, EBIT and the Founders desire to amend and restate the Second Restated Agreement in its entirety in order to (i) account for the modification of the terms of the Exchange by replacing any references to the Founders' Common Stock in the Second Restated Founders' Agreement with references to the Founders' Series D Preferred, which such Series D Preferred is convertible at any time into Common Stock, so that the rights and restrictions placed on the Common Stock by the Second Restated Founders' Agreement shall now be applicable to the Series D Preferred Stock, (ii) eliminate the provisions of the Second Restated Agreement which are no longer applicable, (iii) restate the rights, obligations and restrictions with respect to the sale, transfer, pledge or other disposition of the shares of capital stock of the Company now or hereafter owned by any of the undersigned, and (iv) change the name of this Agreement from "Second Restated Founders' Agreement" to "Stockholders' Agreement";

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Second Restated Agreement shall be further amended and restated as follows:

         1.       Election of Directors:  Compensation.

                  1.1 Election of Directors. Prior to the completion of a Qualified IPO or Qualified Sale, at each annual meeting of the stockholders of the Company, or at each special meeting of the stockholders of the Company involving the election of directors of the Company, and at any other time at which stockholders of the Company will have the right to or will vote for or render consent in writing regarding the election of directors of the Company, then and in each event, @Ventures, CMGI, EBIT and each of the Founders hereby covenants and agrees to vote all shares of capital stock ("Capital Stock") of the Company presently owned or hereafter acquired by them (including such shares owned of record or over which any one or more of them exercises voting control) in favor of the following actions:

                  (a) to fix and maintain the number of Directors of the Company at not more than three Directors;


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                  (b) to cause and maintain the election to the Board of
Directors of the

Company of one designated representative of the Founders nominated by Founders, who shall be initially Franz W. Buchenberger (the "Management Director");

                  (c) to cause and maintain the election to the Board of Directors of the Company of one designated representative of @Ventures nominated by @Ventures, who shall be initially Guy A. Bradley (the "@Ventures Director");

                  (d) to cause and maintain the election to the Board of Directors of the Company of one designated representative of EBIT nominated by EBIT, who shall initially be Heydan von Frankenberg; and

                  (e) to cause and maintain the election by the Board of Directors of the Company of a Compensation Committee of the Board comprised of the three Directors specified above.

         1.2 Vacancies and Removal. The Management Director designated above in
Section 1.1 shall be elected at any annual or special meeting of stockholders (or by written consent in lieu of a meeting of stockholders) by the holders of a majority of the outstanding shares of Series D Preferred Stock and shall serve until his successor is designated by the Founders and elected and qualified or until his earlier death, resignation or removal. The Management Director may be removed during his term of office by and only by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series D Preferred Stock and the consent of the Founders. Upon the Management Director's death, resignation or removal, his successor shall be designated by the Founders and elected and qualified immediately. The Founders may not assign their rights under this Section 1.2.

         1.3 Compensation Committee. The Compensation Committee shall determine the compensation of the members of the management team (including salary, bonuses and options).

         2.       Right of First Refusal on Dispositions: Co-Sale Rights.

                  2.1      Receipt of Third-Party Offer.   If at any time prior
to the completion of a Qualified IPO or Qualified Sale as hereinafter defined, any Founder or EBIT (the "Selling Holder") desires to sell for cash, cash equivalents or any other form of consideration (including a promissory note) all or any part of its shares of Capital Stock of the Company pursuant to an offer (or proposed offer) from any third party (the "Proposed Transferee"), the Selling Holder shall submit a written offer (the "Offer") to sell such shares (the "Offered Shares") to all the holders of Series A Preferred Stock of the Company on terms and conditions, including price, not less favorable to such holders than those on which the Founder or EBIT, as the case may be, proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total


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number of shares owned by the Selling Holder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that the holders of Series A Preferred Stock may acquire, in accordance with the provisions of this Agreement, all of the Offered Shares offered by any one Selling Holder and all or any part of the Offered Shares offered by more than one of the Selling Holder (if such shares represent in excess of 10% of the voting Common Stock of the Company) for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

                  2.2 Notice of Intent to Purchase. If any one or more of the holders of Series A Preferred Shares desires to purchase all or any part of the Offered Shares, such holder or holders shall each have the right to purchase its pro-rata share of the Offered Shares in proportion to its holdings of such Preferred Shares (together with a right to purchase all or any part of such Offered Shares not purchased by other holders of Series A Preferred Shares also in proportion, in each instance, to the holdings of such Preferred Shares among those holders desiring to purchase such Offered Shares) and such holder or holders shall communicate in writing its or their election to purchase to the Selling Holder, which communication shall state the number of Offered Shares such holder or holders desire to purchase and shall be delivered in person or mailed to the Selling Holder within 20 days of the receipt of the Offer by the holders of Series A Preferred Stock. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Offered Shares. Sales of the Offered Shares to be sold to the holders of Series A Preferred Stock pursuant to this Section 5 shall be made at the offices of the Company on the 40th day following the date the Offer is received by such holders (or if such 40th day is not a business day, then on the next succeeding business day) or on such other day and at such time and place as the parties shall mutually agree. Such sales shall be effected by the Selling Holder's delivery to such holders of a certificate or certificates evidencing the Offered Shares (or any portion thereof) to be purchased by it, duly endorsed for transfer to such holders, against payment to the Selling Holder of the purchase price therefor by such holders.

                  2.3 Sale to Third Party. If the holders of Series A Preferred Stock do not purchase all of the Offered Shares, the Offered Shares may be sold by the Selling Stockholder, at any time within 90 days after the date the Offer was made, subject to the provisions of this Section 5. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within the 90 day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 5. If Offered Shares are sold pursuant to this
Section 5 to any purchaser who is not a party to this Agreement, the Offered Shares so sold shall no longer be subject to any of the restrictions imposed by this Agreement.

                  2.4 Limitations on Pledge. Each Founder agrees that he or she will not mortgage, pledge, hypothecate or otherwise encumber his or her respective shares of Series D Preferred Stock of the Company without the prior written consent of the holders of a majority of the Series A Preferred Shares.


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                  2.5 Co-Sale Right. If at any time any holder of Series A
Preferred Stock, any Founder or EBIT desires to sell all or any part of the shares of Capital Stock of the Company (the "Co-Sale Shares") owned by such holder (the "Selling Stockholder") to any person or entity (excluding sales to one or more of the holders of Series A Preferred Stock pursuant to the right of first refusal set forth in Sections 5.1 and 5.2 above), such Selling Stockholder shall provide written notice to all the holders of Series A Preferred Stock, the Founders and EBIT of the terms and conditions of such proposed sale at least 20 days prior to the closing of such sale and each holder of Series A Preferred Stock, each Founder and EBIT shall have the right to sell to the Purchaser, at the same price per share and on the same terms and conditions as involved in such sale by the Selling Stockholder, such number of shares of Capital Stock of the Company owned by such holder as is equal to the number of Co-Sale Shares (which term shall include the number of shares of Common Stock into which shares of Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock being sold by the Selling Stockholder could be converted and the number of shares of Common Stock issuable upon the exercise of presently exercisable options) multiplied by a fraction, the numerator of which is the aggregate number of shares of Common Stock of the Company owned by such holder (including the aggregate number of shares of Common Stock into which shares of Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock owned by such holder or Founder could be converted and the aggregate number of shares of Common Stock issuable upon the exercise of any presently exercisable options owned by such Founder), and the denominator of which is the sum of all shares of Capital Stock of the Company owned by the holders of Series A Preferred Stock and Series B Preferred Stock, by the Founders and by EBIT on an as if converted basis and upon exercise of options as aforesaid.

                  2.6 Notice of Intent to Participate. If any holder wishes to so participate in any sale under Section 2.5, it shall notify the Selling Stockholder in writing of such intention as soon as practicable after receipt of the Offer made pursuant to Section 2.5, and in any event within 20 days after the date such Offer was made. Such notification shall be delivered in person or mailed to the Selling Stockholder.

                  2.7 Sale of Co-Sale Shares. The Selling Stockholder and any participating holder shall sell to the Purchaser all, or at the option of the Purchaser, any part of the shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Purchaser than those in the Offer provided by the Selling Stockholder under
Section 2.5 above; provided, however, that any purchase of less than all of such shares by the Purchaser shall be made from the Selling Stockholder and any participating holder pro rata based upon the relative amounts of the shares that the Selling Stockholder and any participating holder are otherwise entitled to sell pursuant to Section 2.5.

                  2.8 Release of Shares. Any shares sold pursuant to Section 2.7 shall no longer be subject to the restrictions imposed by this Agreement and shall no longer be entitled to the benefits conferred by this Agreement. On and after August 1, 2000, EBIT shall be released from its obligations under Section 2.5, 2.6 and 2.7 hereof, but shall remain subject to the other terms and conditions of this Agreement.


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                  2.9 Permitted Transfer. The terms and conditions of this
Section 2 shall not apply to any Permitted Transfer by any holder of Series A or B Preferred Stock or the Founders. For purposes of this Agreement, "Permitted Transfer" means (i) any transfer by a Founder to his or her Immediate Family Member or a trust solely for the benefit of an Immediate Family Member or (ii) any transfer by any holder of Series A Preferred Stock of any of its shares of Capital Stock of the Company to or for the benefit of any Affiliate of @Ventures, or (iii) any transfer by any holder of Series B Preferred Stock or any of its shares of Capital Stock of the Company to or for the benefit of any Affiliate or EBIT or (iv) on or after the date of filing by the Company for bankruptcy or for the initiation of insolvency proceedings, any transfer by EBIT to a German governmental agency which has provided financing to the Company (the "German Partner"), but only to the extent that the transfer to the German Partner is pursuant to the exercise of a purchase right granted by EBIT to the German Partner as an inducement for the German Partner to provide financing to the Company; provided that it shall be a condition of each such transfer that the transferee agrees to be bound by the terms of this Agreement as though no such transfer had taken place. For purposes of the Agreement the term "Affiliate" means any person or entity controlling, controlled by or under common control with, @Ventures or EBIT, as the case may be.

                  2.10 Right of First Refusal in Company Sales.

                  (a) Right of First Refusal on Company Issuances. The Company shall, prior to any proposed issuance by the Company of any of its securities, first offer to each of the holders of Series A Preferred Stock, the holders of the Series B Preferred Stock and to each of the Founders (the "Offerees"), by written notice the right, for a period of 30 days, to purchase for cash at an amount equal to the price or other consideration for which such securities are to be issued, a number of such securities so that, after giving effect to such issuance (and the conversion, exercise and exchange into or for (whether directly or indirectly) shares of Common Stock of such securities that are so convertible, exercisable or exchangeable), each of the Offerees will continue to maintain in its same proportionate equity ownership (on a fully-diluted basis) in the Company as of the date of such notice (treating each such party, for the purpose of such computation, as the holder of the number of shares of Common Stock which would be issuable to such party upon conversion, exercise and exchange of all securities held by such party on the date such offer is made, that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock and assuming the like conversion, exercise and exchange of all such other securities held by other persons).

                  (b) Exceptions to Right of First Refusal. The participation rights of each of the Offerees pursuant to this Section 2.10 shall not apply to securities issued or issuable: (A) upon conversion of any of the Company's outstanding convertible securities (including without limitation any class or series of Preferred Stock, including the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock),
(B) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (C) pursuant to subscriptions, warrants, options, convertible securities, or other rights which are outstanding on the date of this Agreement, (D) solely in consideration for the


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acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (E) pursuant to a public offering, (F) pursuant to the exercise of options or warrants to purchase Common Stock granted in the future to directors, officers, employees or consultants of the Company and approved after the date of this Agreement by the Compensation Committee, and (G) upon the exercise of any right which was not itself in violation of the terms of this Section 2.10.

                  (c) Mechanics of Right of First Refusal. The Company's written notice to the Offerees shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms. Each of the Offerees may accept the Company's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid 30 day period, in which event the Company shall sell and such party shall buy, upon the terms specified, the number of securities agreed to be purchased by such party at such time and commensurate with the sale by the Company of all of the remainder of such securities and as hereinafter provided. The Company shall be free at any time prior to 180 days after the date of its notice of offer to each of the Offerees, to offer and sell to any third party or parties the remainder of such securities proposed to be issued by the Company (including but not limited to the securities not agreed by the Offerees to be purchased by them), at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to the Offerees. However, if such third party sale or sales are not consummated within such 180 day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 2.10. The issuance by the Company of any of its securities to @Ventures or an entity affiliated with @Ventures shall be subject to appraisal in the manner and to the extent provided in Section 3 below.

         3. Merger or Sale of Company. Any merger or sale of the Company will be carried out in such a way so that all shareholders benefit equally in proportion to their share-holdings. Any merger or sale (or partial sale) of the Company to an entity affiliated with @Ventures will be carried out at arms length and according to fair market value. If the Founders disagree with the value defined by @Ventures, the following arbitration process will be followed. @Ventures and the Founders will each commission an independent appraisal firm to estimate the fair market value of the Company. If the differences between the two values is less than or equal to 10% of the upper value, then the average of the two values will be defined as the fair market value. Otherwise the two appraisal firms will agree on a third appraisal firm, which will estimate a third value. The fair market value will then be defined as the average of the third value and the closest of the other two. Appraisal costs will be paid by the Company. If @Ventures or an entity affiliated with @Ventures invests an additional sum in the Company, then if the Founders disagree with the implied valuation of the Company the appraisal process described in this Section 3 will be used to determine the valuation to be used.

         4. Interested Transactions Except as expressly contemplated by this Agreement, the Company shall not buy, sell, lease or license any substantial assets from, borrow from or lend any money to, or deal with or enter into any other material transactions or agreements with


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CMGI, @Ventures or an Affiliate of either of them, unless such transaction is negotiated in good faith in the ordinary course of business and on an arm's-length basis.

         5. Control. From and after the First Closing, @Ventures shall have all the rights of a control stockholder under Delaware law commensurate with its ownership of Capital Stock of the Company so long as @Ventures owns a majority of the voting securities of the Company.

         6. Miscellaneous.

                  6.1 Termination of Covenants. The covenants set forth in this Agreement shall terminate and be of no further force or effect upon the first to occur of (i) the closing of the Company's Qualified Initial Public Offering or Qualified Sale as defined below (except with respect to Co-Sale Rights), or (ii) the Company first becoming subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, or (iii) the redemption of all the Company's Series A Preferred Stock and Series B Preferred Stock, or (iv) written agreement between the Company, @Ventures or its successors or assigns, the Founders and EBIT. The term "Qualified Initial Public Offering" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of Common Stock of the Company but only if (i) the Common Stock of the Company is sold at a price to the public of not less than ten times the average price per share paid to the Company for the Series A Preferred Stock (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock), (ii) the aggregate proceeds (before deduction of any underwriting discounts, commissions or expenses) received by the Company from such public offering, at the public offering price shall equal or exceed $10 million; and
(iii) each of the underwriters participating in such public offering shall be obligated to buy on a "firm commitment" basis all shares of capital stock of the Company which such underwriters shall have agreed to distribute. The term "Qualified Sale" shall mean a sale of substantially all the assets of the Company or a merger of the Company but only if the Preferred Stock of the Company, sold on an "as-if" converted basis, is sold at a price per share or for other consideration valued at not less than ten times the average price per share paid to the Company for the Series A Preferred Stock (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event effecting the Common Stock).

                  6.2 Transfer of Stock. Except as otherwise expressly provided by this Agreement, each party to this Agreement agrees not to transfer any of its shares of Capital Stock of the Company unless the transferee agrees in writing to be bound by the terms and conditions of this Agreement and executes a counterpart of this Agreement, and unless such Investor has compiled with applicable law in connection with such transfer.

                  6.3 Legend. Each certificate representing shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock shall bear the following legends, until such time as the shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock represented thereby are no longer subject to the provisions hereof.


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                  "The sale, transfer or assignment of the securities
                  represented by this certificate are subject to the terms and conditions of a certain Stockholders' Agreement dated as of September ___, 1998, among the Company and certain of its stockholders. Copies of such Agreement may be obtained at no cost by written request made by the holder of record of its certificate to the Secretary of the Company."

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, offered for sale, mortgaged, pledged, hypothecated or otherwise transferred without a registration statement for such securities being in effect under the Securities Act of 1933 and any applicable state securities laws or an opinion of counsel satisfactory to the Company to the effect that such registrations are not required."

                  6.4 Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be several and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

                  6.5 Injunctive Relief. It is acknowledged that it will be impossible to measure the damages that would be suffered by the parties hereto if any party fails to comply with the provisions of this Agreement and that in the event of any such failure, the other parties will not have an adequate remedy at law. The parties hereto shall, therefore, be entitled to obtain specific performance of all obligations hereunder and to obtain immediate injunctive relief. No party shall urge, as a defense to any proceeding for such specific performance or injunctive relief, that any other party has an adequate remedy at law.

                  6.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, legal representatives and heirs.

                  6.7 Modification or Amendment. Neither this Agreement nor any provision hereof can be modified, amended, changed, discharged, waived or terminated except by an instrument in writing, signed by all the parties hereto, except that the Founders can be bound by the decision of a majority vote of the outstanding shares of Series D Preferred Stock held by the Founders.

                  6.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original. but all of which taken together shall constitute one and the same instrument.

                    6.9 Notices. All notices and other communications which by any provision of this Shareholder Agreement are required or permitted to be given shall be given in writing and


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

shall be (a) mailed by first-class or express mail, postage prepaid, (b) sent by telex, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission or (c) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications she be mailed, sent or delivered as follows:

                If to @VENTURES, to:  CMG@Ventures Management Services, Inc.
                                      100 Brickstone Square
                                      Andover, MA 01810
                                      Attn: Guy Bradley
                                      Facsimile: (978) 684-3672

                     with a copy to:  William Williams II, Esq.
                                      Palmer & Dodge
                                      One Beacon Street
                                      Boston, MA 02108
                                      Facsimile: (617) 227-4420

              If to the Founders, to: The Founders at the addresses set
                                      forth on Schedule I

                     with a copy to:  Michael J. Riccio Jr., Esq.
                                      Hutchins, Wheeler & Dittmar
                                      101 Federal Street
                                      Boston, MA 02110
                                      Facsimile: (617) 951-1295

              If to the Company, to:  blaxxun interactive, Inc.
                                      14 Juri Street
                                      San Francisco, CA 94110
                                      Facsimile: (415) 273-7001

                     with a copy to:  Michael J. Riccio, Jr., Esq.
                                      Hutchins, Wheeler & Dittmar
                                      101 Federal Street
                                      Boston, MA 02110
                                      Facsimile: (617) 951-1295

                     If to EBIT, to:  EBIT Eigenkapital Beteiligungsgesellschaft
                                      fuer Innovative Technologieunternehmen
                                      Gesellschaft Buergerlichen Rechts,
                                      with limitation of liability


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

                                      c/o Equity Research & Management
                                      Aktiengesellschaft
                                      fuer Beteiligungsberatung
                                      Facsimile:   49 89 29095499

                     with a copy to:  Andreas Rodin, Esq.
                                      Baker & McKenzie
                                      Pollath + Partner
                                      Friedrichstrasse 200
                                      D-10117 Berlin-Mitte
                                      10787 Berlin, Germany
                                      Facsimile: *49-30-2233-2200

or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

                6.10 Merger Provision; Termination of Restated Agreement. This Agreement constitutes the entire agreement by any of the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, of any of the parties hereto concerning the subject matter hereof. Concurrently with the execution and delivery of this Agreement by CMGI, @Ventures and the Founders, the Second Restated Agreement shall be terminated and of no further force or effect.

                6.11 Mutual Intent. CMGI, @Ventures, EBIT, the Founders and the Company intend to work towards the goal of maximizing shareholder value through a long-term partnership culminating in an IPO or a sale of the Company.


                                      * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Stockholders' Agreement to be executed as of the date first above written.


BLAXXUN INTERACTIVE, INC.             CMG@VENTURES, INC.


By:____________________________       By:________________________________
   Name:  Franz Buchenberger             Name:
   Title:   President                    Title:


                                      CMG INFORMATION SERVICES, INC.


                                      By:________________________________
                                         Name:
                                         Title:


                                      -----------------------------------
                                      Franz W. Buchenberger


                                      -----------------------------------
                                      Peter Graf


                                      -----------------------------------
                                      Bernd-Michael Habermeyer


                                      -----------------------------------
                                      Rainer Heigenmoser


                                      -----------------------------------
                                      Kristof Nast-Kolb


                                      -----------------------------------
                                      Claudia Rockwell


                                      -----------------------------------
                                      Robert Schoeller

                                       -----------------------------------
                                       Thilo Schwerdfeger

                                       EBIT Eigenkapital Beteiligungsgesell
                                       schaft fuer Innovative
                                       Technologieunternehmen Gesellschaft
                                       Buergerlichen Rechts, with
                                       limitation of liability


                                       By:________________________________
                                          Name:     Klaus Hufnagel / Heydan
                                                    von Frankenberg
                                          Title:    Directors

                            BLAXXUN INTERACTIVE, INC.

                             STOCKHOLDERS' AGREEMENT

                                   SCHEDULE 1


Founders                                              Series D Preferred
                                                                   Stock
                                                                   -----
Franz W. Buchenberger                                         402,135.00
Parchetwiesen 33                                              365,925.00
D-82362 weilheim
Bernd-Michael Habermeyer
Herzogstandstrasse 21
D-82362 Weilheim
Ingrid Buchenberger                                           329,726.00
Parchetwiesen 33                                              146,369.00
D-82362 weilheim
Claudia Rockwell *
Milloeckerstrasse 34A
D-81477 Muenchen
Rainer Heigenmoser                                            146,369.00
Ausser Muenchnerstrasse 1
D-83026 Rosenheim
Kristof Nast-Kolb                                             146,369.00
Alte Bahnhofstrasse 13
D-82343 Poecking
Robert Schoeller                                              146,369.00
Brunnenweg 14
D-85757 Karlsfeld
Peter Graf **                                                 146,369.00
14 Juri Street
San Francisco, CA 94110
Thilo Schwerdfeger                                            146,369.00
Karlstrasse 118
D-80335 Muenchen

                         TOTAL                              1,976,000.00

------------------

* Includes portion of the AG held in the name of Robert Rockwell.